Exhibit 4

EXECUTION COPY

AMENDMENT NO. 1  TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of December 11, 2012 by and among Viad Corp, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, National Association, as Lender, as LC Issuer, as Swing Line Lender and as administrative agent (the “Administrative Agent”), and the undersigned Lenders.

RECITALS

A.                The Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of May 18, 2011 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.                 The Borrower, the Administrative Agent, the LC Issuer, the Swing Line Lender and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.                  Amendments to Credit Agreement. Upon the “Amendment Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a)                The definition of “Leverage Ratio” in Article I of the Credit Agreement is amended in its entirety to read as follows:

“Leverage Ratio” means, as of any date of calculation, the ratio of (i) Consolidated Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrower’s then most-recently ended four fiscal quarters (or in the case of a calculation of the Leverage Ratio pursuant to Section 6.10, for the Borrower’s then most recently ended four fiscal quarters for which financial statements are available).”

(b)               The definition of “Loan Documents” in Article I of the Credit Agreement is amended in its entirety to read as follows:

“Loan Documents” means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.14, the Collateral Documents and each amendment of any of the foregoing.

(c)                Section 6.10 of the Credit Agreement is amended in its entirety to read as follows:

“Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its Capital Stock (other than dividends by way of stock split or otherwise payable in its own common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, (ii) the Borrower may declare and pay dividends on its Capital Stock not in excess of $10,000,000 in any calendar year so long as, immediately prior to and immediately after giving effect to any such declaration or payment, no Default or Unmatured Default shall have occurred and be continuing, (iii) the Borrower may declare and pay dividends in excess of any such declaration or payment made in compliance with Section 6.10(ii), make distributions on its Capital Stock or repurchase its Capital Stock so long as, immediately prior to and immediately after giving effect to any such declaration, dividend, distribution or repurchase (and taking into account any Indebtedness incurred in connection therewith), (A) the Leverage Ratio shall be less than or equal to 1.50 to 1.0 and (B) no Default or Unmatured Default shall have occurred and be continuing and (iv) any non-Wholly-Owned Subsidiary of the Borrower may declare and pay dividends or make other distributions to its shareholders generally so long as the Borrower or its respective Subsidiary which owns Capital Stock in the Subsidiary paying such dividends or making such other distributions receives at least its proportionate share thereof (based on its relative holdings of Capital Stock in the Subsidiary paying such dividends or making such other distributions and taking into account relative preferences, if any, of the various classes of Capital Stock in such Subsidiary).”

2.                  Representations and Warranties of the Borrower. The Borrower represents and warrants that:

(a)                Each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Loan Document for purposes thereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

(b)               No Default or Unmatured Default has occurred and is continuing.

3.                  Amendment Effective Date. This Amendment shall become effective upon the date (the “Amendment Effective Date”) of (a) the execution and delivery of (i) this Amendment by the Borrower and the Required Lenders (without regard to whether it has been executed by all the Lenders) and (ii) the Guarantor’s Acknowledgment attached hereto as Exhibit A by Guarantor and (b) the payment by the Borrower to the Administrative Agent for the account of each Lender executing this Amendment of an amendment fee equal to $5,000 per Lender.

4.                  Reference to and Effect Upon the Loan Documents.

(a)                Except as specifically amended, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.                  Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and time charges of attorneys for the Administrative Agent with respect thereto.

6.                  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.                  Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.                  Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

(signature pages to follow)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

VIAD CORP

By:/s/ Ellen M. Ingersoll

Name: Ellen M. Ingersoll

Its: Chief Financial Officer

By:/s/ Elyse A. Newman

Name: Elyse A. Newman

Its: Treasurer

[Signature Page to Viad Amendment No. 1 to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent and a Lender

By:/s/ Gregory T. Martin

Name: Gregory T. Martin

Its: Vice President

[Signature Page to Viad Amendment No. 1 to Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION

By:/s/ Thomas A. Crandell

Name: Thomas A. Crandell

Its: Senior Vice President

[Signature Page to Viad Amendment No. 1 to Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:/s/ Magnus McDowell

Name: Magnus McDowell

Its: Vice President

[Signature Page to Viad Amendment No. 1 to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.
as Lender and as a Syndication Agent

By:/s/ David R. Barney

Name: David R. Barney

Its: Senior Vice President

[Signature Page to Viad Amendment No. 1 to Amended and Restated Credit Agreement]

Wells Fargo Bank, N.A.

By:/s/ Sid Khanolkar

Name: Sid Khanolkar

Its: Vice President

[Signature Page to Viad Amendment No. 1 to Amended and Restated Credit Agreement]

EXHIBIT A

GUARANTOR’S ACKNOWLEDGMENT OF

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

The Guarantor hereby acknowledges the terms and conditions of Amendment No. 1 to Amended and Restated Credit Agreement entered into as of the date hereof and hereby reaffirms its obligations under the Guaranty. Capitalized terms used herein shall have the meanings ascribed to them by the Amended and Restated Credit Agreement dated as of May 18, 2011, as amended and entered into by and among the Borrower, the Administrative Agent and the Lenders.

December 11, 2012

GLOBAL EXPERIENCE SPECIALISTS, INC.

By: /s/ Elyse A. Newman

Name: Elyse A. Newman

Its: Treasurer

[Signature Page to Viad Amendment No. 1 to Amended and Restated Credit Agreement]